UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 8, 2009 (May 4, 2009)

Hampton Roads Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 Waterside Drive, Suite 200, Norfolk, Virginia 23510

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (757) 217-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 4, 2009, Hampton Roads Bankshares, Inc., (the “Company”) notified the Nasdaq Stock Market (“Nasdaq”) that management of the Company had become aware of circumstances indicating that the company may not have been in compliance with Nasdaq Rule 5605(d) and (e), which require that the nominating and compensation committees (the “Committees”) of the Company’s Board of Directors be comprised solely of independent directors, as defined by Nasdaq Rule 5605(a)(2). Management believed that one of the Company’s directors, who sat on the Committees, had ceased to be an independent director. Upon reaching this conclusion, Company management notified the Board of Directors of the Company, and the Board removed the director from the Committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.
Date: May 8, 2009
	By:	/s/ Jack W. Gibson
Jack W. Gibson
President and Chief Executive Officer